UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 4, 2022

Date of Report (date of earliest event reported)

Salesforce, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32224	94-3320693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Salesforce Tower

415 Mission Street, 3rd Fl

San Francisco, California 94105

(Address of principal executive offices)

Registrant’s telephone number, including area code: (415) 901-7000

salesforce.com, inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A 2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CRM	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)    Effective April 4, 2022, Salesforce, Inc. (formerly salesforce.com, inc.) (the “Company”) changed the legal name of the Company from “salesforce.com, inc.” to “Salesforce, Inc.” through an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) filed with the Delaware Secretary of State. Upon the effectiveness of the new legal name, the Company filed a restatement of the Certificate of Incorporation to integrate this amendment and amended the Company’s Amended and Restated Bylaws to reflect the Company’s new legal name.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of Salesforce, Inc.

3.2	Amended and Restated Bylaws of Salesforce, Inc.

104	Cover Page Interactive Data File—the cover page XBRL tags are embedded within the Inline XBRL document

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2022	Salesforce, Inc.

/s/ Todd Machtmes
Todd Machtmes
Executive Vice President and General Counsel